*Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Shawn Bevec, SVP, Investor Relations - investor.relations@bd.com
Media: Matt Marcus, VP, Public Relations - matt.marcus@bd.com

BD Reports Third Quarter Fiscal 2026 Financial Results

•Revenue of $5.0 billion increased 5.4% as reported, 4.4% FXN
•GAAP and adjusted diluted EPS from continuing operations of $1.64 and $3.23, respectively
•Year-to-date cash from continuing operations increased 33.3% to $2.1 billion and free cash flow increased 44.6% to $1.7 billion
•Company updates full-year guidance to reflect ongoing momentum, expects revenue growth toward the high end of its range and raises midpoint of adjusted diluted EPS guidance

FRANKLIN LAKES, NJ (August 6, 2026) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2026 third quarter, which ended June 30, 2026.

"We delivered a strong third quarter, with revenue, adjusted operating margin and adjusted EPS all ahead of our expectations," said Tom Polen, chairman, CEO and president of BD. "Our first full quarter as New BD demonstrates the early benefits of a more focused MedTech company, with strong momentum across our key growth platforms, continued innovation and further progress through BD Excellence. We remain focused on disciplined execution, advancing our key growth platforms, expanding margins and allocating capital strategically to drive sustainable growth and long-term shareholder value."

Recent Business Highlights

•Medical Essentials:
•Awarded a Vizient Innovative Technology contract for the BD® CentroVena One™ Insertion System, validating CentroVena One™ Insertion System as a breakthrough innovation designed to simplify central line insertion and enhance patient and clinician safety.
•BioPharma Systems:
•Announced a collaboration with EMS, one of Brazil’s leading pharmaceutical companies, to expand access to GLP-1 therapies through a semaglutide launch utilizing BD's Vystra™ Injection Pen platform to support consistent, reliable self-injection for patients with obesity and type 2 diabetes.
•Interventional:
•Launched the Elyra™ Thulium Fiber Laser System, expanding BD's kidney stone care portfolio with a system designed to help urology teams enhance efficiency, versatility and procedural workflow.
•BD named to TIME’s 2026 List of America’s Best Companies.
•BD issued its Fiscal Year 2025 Together We Advance Corporate Sustainability Report.

Basis of Presentation— Continuing Operations

On February 9, 2026, the company completed the spin-off of BD's former Biosciences and Diagnostic Solutions business and the combination of the business with Waters Corporation ("Waters"). The historical results of the former Biosciences and Diagnostic Solutions business, which was previously the Life Sciences segment, are reflected as discontinued operations for all periods presented. Financial information presented in this release reflects BD's results on a continuing operations basis. Prior periods have been recast to conform to this presentation.

Third Quarter Fiscal 2026 Operating Results

(Millions of dollars, except per share amounts)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2026	2025
Revenues	$4,983	$4,726	5.4%	4.4%
Reported Diluted Earnings per Share	$1.64	$1.57	4.5%	3.8%
Adjusted Diluted Earnings per Share[1]	$3.23	$3.08	4.9%	3.9%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2026	2025
United States	$3,081	$2,882	6.9%	6.9%
International	$1,902	$1,844	3.2%	0.6%
Total Revenues	$4,983	$4,726	5.4%	4.4%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2026	2025
Medical Essentials[2]	$1,675	$1,602	4.5%	3.2%
Connected Care[2]	$1,224	$1,166	4.9%	4.4%
BioPharma Systems[2]	$670	$629	6.6%	5.2%
Interventional[2]	$1,414	$1,328	6.4%	5.5%
Total Revenues	$4,983	$4,726	5.4%	4.4%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Effective October 1, 2025, the company reorganized its organizational units into five distinct, separately-managed segments, which were based on the nature of the company's product and service offerings. Subsequent to the spin-off of the company's former Biosciences and Diagnostic Solutions business and the combination of the business with Waters, the Life Sciences segment was eliminated, leaving the Company with four distinct, separately-managed segments. Prior period amounts have been recast to reflect the reorganization on a continuing operations basis.

Full Year Fiscal 2026 Guidance

The company updates its full year fiscal 2026 guidance as follows; expects revenue growth toward the high end of its range and raises the midpoint of adjusted diluted EPS guidance.

	Updated New BD Guidance as of August 6, 2026	Prior New BD Guidance as of May 7, 2026
GAAP Revenue Growth	Low single-digit plus	Low single-digit plus
Revenue Growth (FXN)	Low single-digit	Low single-digit

Adjusted Diluted EPS	$12.62 to $12.72	$12.52 to $12.72

BD's guidance for full year fiscal 2026 reflects numerous assumptions that could affect its business, based on the information management has reviewed as of this date. Management will discuss its guidance and several of its assumptions on its third fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2026 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our revenue growth for our 2026 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying revenue performance for our 2026 fiscal year in relation to our underlying 2025 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts and news media to discuss its third quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors, at 8 a.m. (ET) Thursday, August 6, 2026. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-688-9445 (domestic) and 402-220-1371 (international) through the close of business on Thursday, August 13, 2026. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share and free cash flow. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period-to-period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the third quarter and the first nine months of fiscal year 2026, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, separation-related costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, certain pension settlement costs, and the impact of the extinguishment of debt.

We also present revenue growth rates for the third quarter and the first nine months of fiscal year 2026 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

We also present free cash flow for the first nine months of fiscal year 2026 over the corresponding prior period, which is net cash provided by continuing operating activities less capital expenditures, to provide a view of the Company's ability to generate cash for use in acquisitions and other investing and financing activities. Free cash flow is not a measure of cash available for discretionary expenditures given that we have certain non-discretionary obligations such as debt service that are not deducted from the measure. We believe the presentation of results of free cash flow in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior period.

New BD refers to BD post the separation of the Biosciences and Diagnostic Solutions business from BD.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the world’s largest pure-play medical technology companies with a Purpose of advancing the world of health™ by driving innovation across medical essentials, connected care, biopharma systems and interventional. The company supports those on the frontlines of healthcare by developing transformative technologies, services and solutions that optimize clinical operations and improve care for patients. Operating across the globe, with more than 60,000 employees, BD delivers billions of products annually that have a positive impact on global healthcare. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase clinical efficiency, improve safety and expand access to healthcare. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/, X @BDandCo or Instagram @becton_dickinson.
***
This press release and accompanying audio webcast on August 6, 2026 contain certain estimates and other forward-looking statements (as defined under federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including volatility resulting from the imposition of (and changing policies around) tariffs enacted by the U.S. government (and related countermeasures by non-U.S. governments), or our ability to mitigate the impact of such tariffs, including developments regarding refunds of certain tariffs and/or the collection of remaining refunds of certain tariffs; import or export licensing requirements and other governmental restrictions; reductions in U.S. government funding for healthcare, disruptions in global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products; inflationary pressures, currency and interest rate fluctuations, global oil prices and increased borrowing costs; conditions in international markets, including geopolitical developments such as the continuation and/or escalation of evolving situations in Iran and the Middle East region (which could result in continued disruption of transportation lanes and global energy supplies, as well as increases in global oil prices and adversely affect our supply chain costs, ability to source raw materials and components and our ability to deliver product to customers), Ukraine and Asia; competitive factors, including changing customer and patient preferences and requirements, such as decreased demand for our products as a result of changes to U.S. federal and state policies (such as for pharmaceutical products and vaccines), and increased demand for products utilizing evolving technologies (including emerging technologies utilizing artificial intelligence (“AI”)), as well as new products or novel medical therapies introduced by competitors; changes in research and development efforts, investment or suspension by pharmaceuticals companies with regard to vaccine development; changes in reimbursement practices and coverage policies and third-party payer cost containment measures and health insurance coverage levels and costs; decreases or delays in purchases of our products due to reduced research and development spending; product efficacy or safety concerns and related regulatory actions, changes to the labeled indications or permitted uses of our products, non-compliance with applicable regulatory requirements regarding our products, including marketing authorization, registration, quality system and manufacturing requirements (including as a result of product modifications), or other factors that could result in product recalls, field actions, lost revenue, restrictions on our ability to continue selling existing products or commercialize new products (including limitations on future product clearances or approvals and the imposition of civil penalties); increased exposure to product liability or other claims and damage to our reputation (including products we acquire through acquisitions); changes to legislation or regulations that may impact U.S. or foreign healthcare systems, changes in medical or clinical practices or in customer and patient preferences, efforts to improve compliance of healthcare practitioners, potential cuts or freezes in healthcare spending and/or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes that may be implemented by the U.S. government, including the further elimination, downsizing and/or reduced funding of certain government agencies and programs, as well as further changes in the policy positions of such agencies (including those related to pharmaceutical products and vaccines); other new or changing laws and regulations impacting our business, including changes in tax laws, new and changing environmental laws and regulations (such as those related to sustainability, climate change or materials of concern) and new and changing cybersecurity, AI or privacy laws; other changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; any adverse impact related to the development, deployment and use of AI in our products and business operations; labor disruptions; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in raw material, component, labor, duties, freight, energy and other production costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of natural disasters and public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to achieve or maintain growth of our portfolio; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, regulatory actions, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; our ability to execute our New BD strategy, Excellence Unleashed, as expected; and other factors discussed in BD’s filings with the SEC. Tariff commentary is based on tariff policies in effect as of August 5, 2026. International trade policies, trade restrictions and tariffs (and related countermeasures and developments regarding refunds of certain tariffs) are rapidly evolving and there can be no assurance as to how the landscape may change and what the ultimate impact on our guidance and results of operations will be. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2026	2025	% Change
Revenues	$4,983	$4,726	5.4

Cost of products sold	2,668	2,491	7.1
Selling and administrative expense	1,261	1,163	8.4
Research and development expense	258	230	12.0
Integration, restructuring and transaction expense	89	96	(6.9)
Other operating expense, net	44	7	544.7
Total Operating Costs and Expenses	4,320	3,986	8.4
Operating Income	663	739	(10.3)

Interest expense	(132)	(152)	(13.4)
Interest income	4	4	(15.8)
Other income (expense), net	19	(22)	183.9
Income from Continuing Operations Before Income Taxes	554	569	(2.7)
Income tax provision	102	118	(13.2)
Net Income from Continuing Operations	451	451	0.1
(Loss) Income from Discontinued Operations, Net of Tax	(74)	123	(159.8)
Net Income	$377	$574	(34.3)

Basic Earnings Per Share
Income from Continuing Operations	$1.64	$1.57	4.5
(Loss) Income from Discontinued Operations	(0.27)	0.43	(162.8)
Basic Earnings per Share	$1.37	$2.00	(31.5)

Diluted Earnings Per Share
Income from Continuing Operations	$1.64	$1.57	4.5
(Loss) Income from Discontinued Operations	(0.27)	0.43	(162.8)
Diluted Earnings per Share	$1.37	$2.00	(31.5)

Average Shares Outstanding (in thousands)
Basic	274,788	287,170
Diluted	275,158	287,223

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2026	2025	% Change
Revenues	$14,183	$13,539	4.8

Cost of products sold	7,662	7,646	0.2
Selling and administrative expense	3,703	3,435	7.8
Research and development expense	742	706	5.1
Integration, restructuring and transaction expense	729	277	162.9
Other operating expense, net	122	70	74.9
Total Operating Costs and Expenses	12,958	12,134	6.8
Operating Income	1,225	1,405	(12.8)

Interest expense	(434)	(458)	(5.1)
Interest income	16	31	(47.4)
Other income (expense), net	97	(72)	234.4
Income from Continuing Operations Before Income Taxes	904	906	(0.2)
Income tax provision	179	151	18.5
Net Income from Continuing Operations	725	755	(4.0)
(Loss) Income from Discontinued Operations, Net of Tax	(276)	430	(164.3)
Net Income	$449	$1,185	(62.1)

Basic Earnings Per Share
Income from Continuing Operations	$2.59	$2.62	(1.1)
(Loss) Income from Discontinued Operations	(0.99)	1.49	(166.4)
Basic Earnings per Share	$1.60	$4.11	(61.1)

Diluted Earnings Per Share
Income from Continuing Operations	$2.58	$2.62	(1.5)
(Loss) Income from Discontinued Operations	(0.98)	1.49	(165.8)
Diluted Earnings per Share	$1.59	$4.10	(61.2)

Average Shares Outstanding (in thousands)
Basic	280,332	287,997
Diluted	281,603	288,693

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	June 30, 2026	September 30, 2025

Assets
Cash and equivalents	$708	$567
Restricted cash	155	210
Short-term investments	1	8
Trade receivables, net	2,364	2,396
Inventories	3,316	3,149
Prepaid expenses and other	1,595	1,379
Current assets of discontinued operations	—	1,545
Total Current Assets	8,139	9,255
Property, plant and equipment, net	6,083	6,383
Goodwill and other intangibles, net	33,964	35,190
Other assets	2,546	2,383
Noncurrent assets of discontinued operations	—	2,114
Total Assets	$50,731	$55,325
Liabilities and Shareholders' Equity
Current debt obligations	$3,297	$1,559
Other current liabilities	6,107	6,106
Current liabilities of discontinued operations	—	648
Long-term debt	13,511	17,620
Long-term employee benefit obligations	1,005	1,027
Deferred income taxes and other liabilities	2,394	2,632
Noncurrent liabilities of discontinued operations	—	342
Shareholders’ equity	24,416	25,390
Total Liabilities and Shareholders' Equity	$50,731	$55,325

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2026	2025

Operating Activities
Net income	$449	$1,185
Less: (Loss) income from discontinued operations, net of tax	(276)	430
Income from continuing operations, net of tax	725	755
Depreciation and amortization	1,697	1,706
Change in operating assets and liabilities and other, net	(319)	(883)
Net Cash Provided by Continuing Operating Activities	2,104	1,578
Investing Activities
Capital expenditures	(376)	(383)
Maturities and sales of investments	27	408
Acquisitions, net of cash acquired and adjustments	(22)	13
Other, net	(192)	(267)
Net Cash Used for Continuing Investing Activities	(563)	(229)
Financing Activities
Change in short-term debt	37	133
Proceeds from long-term debt	704	—
Distribution from spin-off entity, net	3,857	—
Payments of debt	(2,696)	(1,208)
Repurchases of common stock	(2,250)	(750)
Dividends paid	(875)	(899)
Other, net	(70)	(83)
Net Cash Used for Continuing Financing Activities	(1,293)	(2,807)
Discontinued Operations
Net cash (used for) provided by operating activities	(198)	498
Net cash used for investing activities	(40)	(96)
Net cash provided by (used for) financing activities	71	(8)
Net Cash (Used for) Provided by Discontinued Operations	(167)	395
Effect of exchange rate changes on cash and equivalents and restricted cash	5	(2)
Net increase (decrease) in cash and equivalents and restricted cash	86	(1,065)
Opening Cash and Equivalents and Restricted Cash	777	1,792
Closing Cash and Equivalents and Restricted Cash	$863	$727

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	United States			International					Total
							% Change					% Change
	2026	2025	% Change	2026	2025	FX Impact	Reported	FXN	2026	2025	FX Impact	Reported	FXN
Medical Essentials(1)
Medication Delivery Solutions	$720	$680	5.9	$444	$452	$13	(1.8)	(4.7)	$1,164	$1,132	$13	2.8	1.6
Specimen Management	274	240	14.0	237	230	8	3.1	(0.2)	511	470	8	8.7	7.0
Total	$994	$920	8.0	$681	$682	$21	(0.1)	(3.2)	$1,675	$1,602	$21	4.5	3.2

Connected Care(1)
Medication Management Solutions	$737	$709	3.9	$178	$179	$6	(0.4)	(4.0)	$915	$888	$6	3.0	2.3
Advanced Patient Monitoring	189	176	7.4	120	102	(1)	17.1	17.8	309	278	(1)	10.9	11.2
Total	$926	$885	4.6	$297	$281	$6	5.9	3.9	$1,224	$1,166	$6	4.9	4.4

BioPharma Systems(1)(2)	$204	$178	14.2	$467	$451	$9	3.6	1.6	$670	$629	$9	6.6	5.2

Interventional(1)
Peripheral Intervention	$294	$271	8.4	$258	$241	$9	7.2	3.5	$552	$512	$9	7.8	6.1
Urology and Critical Care	357	334	7.1	82	88	—	(6.7)	(6.9)	440	422	—	4.2	4.2
Surgery	306	294	4.3	116	101	3	15.0	11.7	422	395	3	7.0	6.2
Total	$957	$898	6.6	$457	$430	$12	6.2	3.3	$1,414	$1,328	$12	6.4	5.5

Total Revenues from Continuing Operations	$3,081	$2,882	6.9	$1,902	$1,844	$48	3.2	0.6	$4,983	$4,726	$48	5.4	4.4

(1)Effective October 1, 2025, the Company reorganized its organizational units into five distinct, separately-managed segments, which were based on the nature of the Company's product and service offerings. Subsequent to the spin-off of the Company's former Biosciences and Diagnostic Solutions business (which was previously the Life Sciences segment) and the combination of the business with Waters on February 9, 2026, the Life Sciences segment was eliminated, leaving the Company with four distinct, separately-managed segments. Prior period amounts have been recast to reflect the reorganization on a continuing operations basis.
(2)The BioPharma Systems segment is comprised of the Company's former Pharmaceutical Systems organizational unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	United States			International					Total
							% Change					% Change
	2026	2025	% Change	2026	2025	FX Impact	Reported	FXN	2026	2025	FX Impact	Reported	FXN
Medical Essentials(1)
Medication Delivery Solutions	$2,124	$2,060	3.1	$1,331	$1,313	$56	1.4	(2.9)	$3,455	$3,373	$56	2.4	0.8
Specimen Management	772	721	7.2	690	667	32	3.5	(1.2)	1,463	1,387	32	5.4	3.1
Total	$2,897	$2,781	4.2	$2,021	$1,979	$88	2.1	(2.3)	$4,918	$4,760	$88	3.3	1.5

Connected Care(1)
Medication Management Solutions	$2,076	$2,030	2.3	$502	$470	$27	6.8	1.2	$2,578	$2,500	$27	3.1	2.1
Advanced Patient Monitoring	547	490	11.7	350	317	5	10.6	9.1	897	806	5	11.3	10.7
Total	$2,623	$2,520	4.1	$852	$787	$31	8.3	4.4	$3,475	$3,307	$31	5.1	4.2

BioPharma Systems(1)(2)	$532	$431	23.4	$1,157	$1,191	$41	(2.8)	(6.2)	$1,689	$1,622	$41	4.1	1.6

Interventional(1)
Peripheral Intervention	$839	$793	5.8	$713	$673	$29	6.0	1.6	$1,552	$1,466	$29	5.9	3.9
Urology and Critical Care	1,047	962	8.8	250	249	5	0.4	(1.8)	1,297	1,211	5	7.1	6.6
Surgery	919	885	3.8	333	288	13	15.8	11.1	1,252	1,173	13	6.8	5.6
Total	$2,805	$2,640	6.2	$1,296	$1,209	$48	7.2	3.2	$4,101	$3,849	$48	6.5	5.3

Total Revenues from Continuing Operations	$8,857	$8,372	5.8	$5,326	$5,166	$208	3.1	(0.9)	$14,183	$13,539	$208	4.8	3.2

(1)Effective October 1, 2025, the Company reorganized its organizational units into five distinct, separately-managed segments, which were based on the nature of the Company's product and service offerings. Subsequent to the spin-off of the Company's former Biosciences and Diagnostic Solutions business (which was previously the Life Sciences segment) and the combination of the business with Waters on February 9, 2026, the Life Sciences segment was eliminated, leaving the Company with four distinct, separately-managed segments. Prior period amounts have been recast to reflect the reorganization on a continuing operations basis.
(2)The BioPharma Systems segment is comprised of the Company's former Pharmaceutical Systems organizational unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
Three Months Ended June 30,
(Unaudited)

	Three Months Ended June 30,
	2026	2025	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.64	$1.57	$0.07	$0.01	$0.06	4.5%	3.8%
Purchase accounting adjustments ($363 million and $376 million pre-tax, respectively) (1)	1.32	1.31		—
Integration costs ($41 million and $37 million pre-tax, respectively) (2)	0.15	0.13		—
Restructuring costs ($48 million and $57 million pre-tax, respectively) (2)	0.18	0.20		0.03
Transaction costs ($1 million pre-tax) (3)	—	0.01		—
Separation-related items ($32 million pre-tax) (4)	0.12	—		—
Product, litigation, and other items ($53 million and $44 million pre-tax, respectively) (5)	0.19	0.15		—
Tax impact of specified items and other tax related (($101) million and $(82) million, respectively)	(0.37)	(0.29)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$3.23	$3.08	$0.15	$0.03	$0.12	4.9%	3.9%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs recorded to Integration, restructuring and transaction expense incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net, incurred in connection with the separation of our former Biosciences and Diagnostic Solutions business and the combination of the business with Waters.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended June 30, 2026 reflects charges to adjust the estimate of certain future product remediation costs, various legal matters, and pension settlement costs. The amount for the three months ended June 30, 2025 reflects a charge of $30 million recorded to Other income (expense), net, related to pension settlement costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
Nine Months Ended June 30,
(Unaudited)

	Nine Months Ended June 30,
	2026	2025	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share from Continuing Operations	$2.58	$2.62	$(0.04)	$0.05	$(0.09)	(1.5)%	(3.4)%
Purchase accounting adjustments ($1.113 billion and $1.481 billion pre-tax, respectively) (1)	3.95	5.13		0.01
Integration costs ($123 million and $87 million pre-tax, respectively) (2)	0.44	0.30		—
Restructuring costs ($605 million and $185 million pre-tax, respectively) (2)	2.15	0.64		0.05
Transaction costs ($5 million pre-tax) (3)	—	0.02		—
Separation-related items ($73 million pre-tax) (4)	0.26	—		—
Product, litigation, and other items ($193 million and $255 million pre-tax, respectively) (5)	0.68	0.88		—
Impacts of debt extinguishment (($122) million pre-tax)	(0.43)	—		—
Tax impact of specified items and other tax related (($292) million and ($273) million, respectively)	(1.04)	(0.95)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$8.59	$8.65	$(0.06)	$0.11	$(0.17)	(0.7)%	(2.0)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities. Restructuring costs for the nine months ended June 30, 2026 reflect non-cash asset impairment charges of $450 million across all reportable segments based upon the Company's commitment to exit certain operational activities and projects which no longer align with and facilitate its current operational strategy, Excellence Unleashed. These exit actions are aimed at simplifying the Company’s operations and aligning resources behind its most value-creating platforms. The impairment charges are primarily reflected as decreases of $238 million within Property, plant and equipment, net, and $134 million within Goodwill and other intangibles, net, on the Company’s June 30, 2026 condensed consolidated balance sheet.
(3)Represents transaction costs recorded to Integration, restructuring and transaction expense incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net, incurred in connection with the separation of our former Biosciences and Diagnostic Solutions business and the combination of the business with Waters.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the nine months ended June 30, 2026 reflects charges of $57 million recorded to Cost of products sold to adjust the estimate of certain future product remediation costs, charges of $75 million recorded to Other operating expense, net, related to various legal matters, and a charge of $43 million recorded to Other income (expense), net, related to pension settlement costs. The amount for the nine months ended June 30, 2025 reflects charges of $98 million recorded to Cost of products sold to adjust the estimate of certain future product remediation costs, charges of $64 million recorded to Other operating expense, net, related to various legal matters, and a charge of $30 million recorded to Other income (expense), net, related to pension settlement costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION FROM NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES TO FREE CASH FLOW
Nine Months Ended June 30,
(Unaudited)

	A	B	C=A-B	D=C/B
	2026	2025	Change	% Change
Net Cash Provided by Continuing Operating Activities	$2,104	$1,578	$526	33.3%
Capital Expenditures	(376)	(383)	7	(1.7)%
Free Cash Flow	$1,728	$1,195	$532	44.6%

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 GUIDANCE RECONCILIATION

	Full Year FY2025	Full Year FY2026 Guidance
	($ in millions)	% Change
BDX Reported Revenues from Continuing Operations	$18,544

FY2026 Reported Revenue Growth		Low single-digit plus
Illustrative Foreign Currency (FX) Impact		~+100 basis points
FY2026 Revenue Growth (FXN)		Low single-digit

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 GUIDANCE RECONCILIATION CONTINUED

		Full Year FY 2026 Guidance
	Full Year FY2025	Total Company
Reported Diluted Earnings per Share from Continuing Operations	$3.81
Purchase accounting adjustments ($1.865 billion pre-tax) (1)	6.46
Integration costs ($127 million pre-tax) (2)	0.44
Restructuring costs ($270 million pre-tax) (2)	0.93
Transaction costs ($6 million pre-tax) (3)	0.02
Separation-related items ($3 million pre-tax) (4)	0.01
Product, litigation, and other items ($506 million pre-tax) (5)	1.75
Tax impact of specified items and other tax related (($443) million)	(1.54)
Adjusted Diluted Earnings per Share from Continuing Operations	$11.90	$12.62 to $12.72

Reported % Change		+6.1% to +6.9%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net, incurred in connection with the separation of our former Biosciences and Diagnostic Solutions business and the combination of the business with Waters.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of certain future product remediation costs, charges of $297 million to Other operating expense, net, related to product liability and certain other legal matters, and charges of $38 million to Other expense, net, related to pension settlement costs.